UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2020

HOMOLOGY MEDICINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38433	47-3468154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Patriots Park Bedford, MA	01730
(Address of principal executive offices)	(Zip Code)

(781) 301-7277

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	FIXX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

On November 9, 2020, Homology Medicines, Inc. (the “Company”) entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Pfizer Inc. (“Pfizer”), pursuant to which the Company, in a private placement transaction (the “Private Placement”), agreed to issue and sell to Pfizer 5,000,000 shares (the “Shares”) of common stock, par value $0.0001 per share, at a purchase price of $12.00 per share, for an aggregate purchase price of $60.0 million.

Pursuant to the terms of the Stock Purchase Agreement, the Company also granted to Pfizer a right of first refusal for a 30-month period (the “ROFR Period”) beginning on the date of the closing of the Private Placement (collectively, the “ROFR Provision”). Under the ROFR Provision, if, during the ROFR Period, the Company determines to enter into an agreement with any third party pursuant to which such third party obtains development or commercialization rights to one or both of HMI-102 and HMI-103 other than a third party providing services to, or performing services on behalf of, the Company (whether through license, co-promotion/co-commercialization agreement, profit share, joint venture, asset sale or otherwise, but excluding a change of control of the Company) (such agreement, a “Third Party Agreement”), then the Company shall provide prior written notice to Pfizer (the “Company Notice”), which Company Notice shall include a form of the Third Party Agreement regarding the grant of such rights that has been negotiated with such third party. If Pfizer shall notify the Company within a certain period from the date of the Company Notice (the “Notification Period”) that it would like to enter into an agreement with the Company (a “Pfizer Alternative Agreement”) on substantially the same economic terms as the Third Party Agreement, the Company and Pfizer shall negotiate exclusively in good faith, for a certain period (the “Negotiation Period”), which Negotiation Period may be extended by mutual agreement of the Company and Pfizer, to reach agreement on any other terms of such Pfizer Alternative Agreement. If the parties do not enter into a Pfizer Alternative Agreement within the Negotiation Period, then the right of first refusal will be deemed to have expired with respect to the applicable product candidate or candidates that are the subject of the Third Party Agreement. If Pfizer shall not so notify the Company within the Notification Period, then the Company shall be free to enter into such Third Party Agreement on the economic terms set forth in the form of Third Party Agreement provided to Pfizer with the Company Notice. However, if in such case the Company does not enter into such Third Party Agreement, then Pfizer’s right of first refusal will be deemed reinstated with respect to the applicable product candidate or candidates that are the subject of the Third Party Agreement. Pfizer may exercise its right of first refusal under the ROFR Provision one time for each of HMI-102 and HMI-103 during the ROFR Period. Pfizer and the Company also agreed to establish a committee for sharing information regarding the development of each of HMI-102 and HMI-103. The Company also agreed (i) to certain reporting obligations to Pfizer with respect to any non-public data regarding HMI-102 or HMI-103 resulting from the Company’s pre-clinical and/or clinical trials, (ii) to grant Pfizer the right to designate a representative reasonably acceptable to the Company to serve on the Company’s scientific advisory board, provided that such representative’s participation is limited to discussions and information regarding HMI-102 and HMI-103, and (iii) to provide Pfizer with notice if, at any time during the ROFR period, the Company determines to engage in discussions with a third party regarding, or to initiate a process for a potential transaction that would reasonably be expected to result in, a change of control (as defined in the Stock Purchase Agreement) of the Company. The ROFR Provision and other provisions of the Stock Purchase Agreement described in the foregoing paragraph (other than in clause (iii) of the immediately preceding sentence) will terminate upon a change of control of the Company.

Pursuant to the Stock Purchase Agreement, the Company also granted Pfizer certain rights with respect to the registration of the Shares under the Securities Act of 1933, as amended (the “Securities Act”) (collectively, the “Registration Rights Provision”). Under the Registration Rights Provision, if, after the first anniversary of the date of the closing of the Private Placement, Pfizer proposes to publicly resell any or all of the Shares pursuant to Rule 144 of the Securities Act, and Pfizer in good faith believes it will be unable to sell all of the Shares proposed to be sold by it pursuant to Rule 144 without volume or manner-of-sale restrictions, then Pfizer shall notify the Company and the Company shall file as promptly as practicable a registration statement for the resale of the Shares. The Registration Rights Provision also includes customary information, cooperation and other rights and obligations related to such registration rights.

Pursuant to the terms of the Stock Purchase Agreement, Pfizer agreed that the Shares will be subject to a lock-up restriction, such that Pfizer will not, without the prior approval of the Company, sell, or otherwise enter into a similar transaction with the same economic effect as a sale with respect to, the Shares, subject to certain customary exceptions, until the first anniversary of the date of the closing of the Private Placement. Pfizer also agreed to be subject to a standstill agreement, such that until the earlier of (i) the first anniversary of the closing date of the Private Placement or (ii) the occurrence of a change of control of the Company or certain other fundamental events, Pfizer will be subject to certain customary standstill restrictions.

The closing of the Private Placement is expected to occur on or about November 10, 2020, subject to the satisfaction of customary closing conditions.

The Private Placement was exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and corresponding provisions of state securities or “blue sky” laws, as a transaction by an issuer not involving a public offering. Pfizer represented that it was acquiring the Shares for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. Accordingly, the Shares have not been registered under the Securities Act and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws. Appropriate legends have been affixed to the securities issued in this transaction.

The representations, warranties and covenants contained in the Stock Purchase Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Stock Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Stock Purchase Agreement and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the SEC.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”) and incorporated herein by reference.

Item 2.02.	Results of Operation and Financial Condition.

On November 9, 2020, the Company issued a press release announcing the entry into the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1. In the press release, the Company announced that, based on current projections, the Company believes that existing cash and cash equivalents, together with the anticipated proceeds of $60.0 million from the Private Placement, will enable the Company to continue its operations into the third quarter of 2022.

The information in this Current Report attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report is incorporated by reference into this Item 3.02.

On November 9, 2020, the Company issued a press release announcing the entry into the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1.

Forward-Looking Statements Disclaimer

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report that do not relate to matters of historical fact should be considered forward-looking statements, including without limitation statements regarding: the completion of the Private Placement and the sufficiency of our cash and cash equivalents, together with the anticipated proceeds of $60.0 million from the Private Placement, to fund our operations. These statements are neither promises nor guarantees, but involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including, but not limited to, the following: the impact of the COVID-19 pandemic on our business and operations, including our preclinical studies and clinical trials, and on general economic conditions; we have and expect to continue to incur significant losses; our need for additional funding, which may not be available; failure to identify additional product candidates and develop or commercialize marketable products; the early stage of our development efforts; potential unforeseen events during clinical trials could cause delays or other adverse consequences; risks relating to the capabilities of our manufacturing facility; risks relating to the regulatory approval process; interim, topline and preliminary data may change as more patient data become available, and are subject to audit and verification procedures that could result in material changes in the final data; our product candidates may cause serious adverse side effects; inability to maintain our collaborations, or the failure of these collaborations; our reliance on third parties; failure to obtain U.S. or international marketing approval; ongoing regulatory obligations; effects of significant competition; unfavorable pricing regulations, third-party reimbursement practices or healthcare reform initiatives; product liability lawsuits; failure to attract, retain and motivate qualified personnel; the possibility of system failures or security breaches; risks relating to intellectual property and significant costs as a result of operating as a public company. These and other important factors discussed under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020 and our other filings with the SEC could cause actual results to differ materially from those indicated by the forward-looking statements made in this Current Report. Any such forward-looking statements represent management’s estimates as of the date of this Current Report. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1†	Stock Purchase Agreement, dated November 9, 2020, by and between Homology Medicines, Inc. and Pfizer Inc.

99.1	Press Release issued by Homology Medicines, Inc. on November 9, 2020

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

†	Portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMOLOGY MEDICINES, INC.

Date: November 9, 2020	By:	/s/ W. Bradford Smith
W. Bradford Smith
Chief Financial Officer